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                                                                   Exhibit 10.55

                         CHINA BOTOX(R) SUPPLY AGREEMENT

                                 BY AND BETWEEN

                               GLAXO GROUP LIMITED

                                       AND

                        ALLERGAN PHARMACEUTICALS IRELAND

                               SEPTEMBER 30, 2005

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                         CHINA BOTOX(R) SUPPLY AGREEMENT

     THIS CHINA BOTOX(R) SUPPLY AGREEMENT (this "SUPPLY AGREEMENT") is made and entered into effective as of September 30, 2005 (the "EFFECTIVE DATE"), by and between ALLERGAN PHARMACEUTICALS IRELAND, a Cayman Islands corporation, having its principal place of business at Carrowberg, Castlebar Road, Westport, County Mayo, Ireland ("ALLERGAN") and GLAXO GROUP LIMITED, a company incorporated in England, having its principal place of business at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England ("GSK"). ALLERGAN and GSK are hereinafter collectively referred to as the "parties" or individually as a "party."

                                    RECITALS

     WHEREAS, Allergan, Inc. and Allergan Sales, LLC, Affiliates of ALLERGAN, and GSK have entered into a separate License Agreement of even date herewith pursuant to which GSK and its Affiliates have received, among other things, a license to import, develop, promote, sell and distribute BOTOX(R) in the People's Republic of China; and

     WHEREAS, Allergan, Inc. and Allergan Sales, LLC agreed in the License Agreement to procure from ALLERGAN the supply of BOTOX(R)to GSK and its Affiliates; and

     WHEREAS, GSK desires to purchase and ALLERGAN desires to sell to GSK all of GSK's requirements of BOTOX(R), subject to the terms and conditions set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS

     1.1 Active Pharmaceutical Ingredient (API). "Active Pharmaceutical Ingredient" or "API" means Botulinum Toxin Type A Manufactured by ALLERGAN to the registered specifications at the API Manufacturing Facilities which is intended to cause pharmacological activity or other direct effect in the diagnosis, cure, treatment or prevention of disease or to affect the structure or function of the body of human or animal.

     1.2 Affiliate. An "Affiliate" of a person or entity means any individual, sole proprietorship, firm, partnership, corporation, trust, joint venture or other entity, whether de jure or de facto, which, directly or indirectly, controls, is controlled by or is under common control with such person or entity. As used in this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of a person or entity, whether by the ownership of stock, by contract or otherwise.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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     1.3 Certificate of Analysis and Compliance. "Certificate of Analysis and
Compliance" means a document in the form set forth in Exhibit A (as may be changed from time to time with the mutual agreement of the Parties), signed by ALLERGAN's designated quality manager and provided by ALLERGAN to GSK, that sets forth the analytical test results against the Specifications for a specified Lot of Product and that certifies that each batch or Lot of Product was produced and tested in compliance with the Specifications, cGMPs, the master batch record and all applicable Marketing Authorizations and Manufacturing Authorizations.

     1.4 Change Control. "Change Control" means the process by which changes may be made to the Product, as set forth in Section 2.5.

     1.5 cGMPs. "cGMPs" means all applicable standards relating to manufacturing practices for fine chemicals, intermediates, bulk products or finished pharmaceutical products. For purposes of this Supply Agreement, cGMPs shall mean
(i) the principles detailed in the People's Republic of China SFDA Regulation No. 9 issued by the SFDA on 18 June 1999, ICH Q7a, U.S. cGMP 21CFR Parts 210 & 211 and The Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products as each may be amended from time to time or (ii) legislation or regulations or guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines) promulgated by any Regulatory Authority having jurisdiction over the Manufacture of the Products, subject to any arrangements, additions or clarifications agreed to from time to time by the parties.

     1.6 For Cause. "For Cause" means (i) an express requirement by the Regulatory Authority in the Territory to conduct a root cause investigation by way of an audit or (ii) an adverse event or serious problem in the Territory that requires a root cause investigation that cannot be finally resolved or concluded solely by a review of documentation.

     1.7 License Agreement. "License Agreement" means the License Agreement for the Product entered into by GSK and Allergan, Inc. and Allergan Sales, LLC, relating to the grant of certain rights and licenses under certain intellectual property for development and/or commercialization of Product in the Territory entered into on or about the date hereof.

     1.8 Lot. "Lot" means each separate and distinct batch or lot of Product processed under continuous and identical conditions and designated by a unique batch or lot number and expiration date.

     1.9 Manufacture. "Manufacture" or "Manufacturing" means the planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, sample retention, stability testing, release and dispatch of Products and such activities as may be required for ALLERGAN to manufacture and supply each Product respectively in accordance with this Supply Agreement.

     1.10 Manufacturing Facility. "Manufacturing Facility" or "Manufacturing Facilities" means ALLERGAN's Westport, Ireland, secondary manufacturing facility, or such other facility or facilities used by ALLERGAN in the Manufacture of the Product (including the Active Pharmaceutical Ingredient facilities), as may be designated from time to time by ALLERGAN in

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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accordance with the Change Control procedure. Throughout this Supply Agreement the term Manufacturing Facilities means both the secondary manufacturing facility at Westport and the API manufacturing facilities. Each type of facility will be referred to separately, as necessary, as the "API Manufacturing Facility" and the "Secondary Manufacturing Facility".

     1.11 Manufacturing Authorization. "Manufacturing Authorization" means, with respect to the Territory, the regulatory authorization required to Manufacture the Product and the API at the Manufacturing Facilities as granted by the relevant Regulatory Authority in the Territory or the country of Manufacture, as the case may be.

     1.12 Marketing Authorization. "Marketing Authorization" means the approvals, licenses, registrations or authorizations (as may be amended or updated from time to time) necessary for GSK to import and sell the Product in the Territory.

     1.13 Materials. "Materials" means the raw materials (including API), components and other ingredients required to Manufacture the Product, each as specifically identified in the Marketing Authorization.

     1.14 Product. "Product" means finished drug product containing the API and Manufactured by ALLERGAN to the Specifications for supply to GSK under the terms of this Supply Agreement.

     1.15 Product Change. "Product Change" shall have the meaning set forth in
Section 2.4.

     1.16 Quality Obligations. "Quality Obligations" means the additional quality obligations set out at Exhibit F.

     1.17 Regulatory Authority. "Regulatory Authority" means the national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other government entity involved in the granting of Marketing Authorization for the Product in the Territory or Manufacturing Authorization for the Product or API in the Territory or the country of manufacture.

     1.18 Specifications. "Specifications" means the specifications for the Product in finished pack form as approved by the Regulatory Authority in the Territory and as set forth in the Marketing Authorization and the form of Certificate of Analysis and Compliance.

     1.19 Standard Cost. "Standard Cost" means ALLERGAN's internal standard cost, comprising direct and indirect fully allocated costs to Manufacture Botulinum Toxin Type A at the Manufacturing Facility for supply to GSK or any of ALLERGAN's other customers (be they Third Parties or Affiliates), including without limitation the ***, determined in accordance with applicable law and U.S. generally accepted accounting principles using methodology consistently applied by ALLERGAN.

     1.20 Term. "Term" shall have the meaning set forth in Section 8.1.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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     1.21 Territory. "Territory" means the People's Republic of China and its territories and possessions, provided that the Territory shall not include Taiwan, Hong Kong or Macau.

     1.22 Third Party. "Third Party" means any person or entity other than ALLERGAN or GSK or either of their Affiliates.

     1.23 Unit. "Unit" shall mean each separate stock keeping unit of Product with a distinct product number or item code.

     1.24 VAT & Indirect Taxes. "VAT & Indirect Taxes." means the tax imposed by the sixth council directive of the European Community and any national legislation implementing that directive together with legislation supplemental thereto and in particular, in relation to the United Kingdom, the tax imposed by the Value Added Tax Act of 1994 or other tax of a similar nature, including sales taxes, imposed elsewhere instead of or in addition to value added tax.

2.   MANUFACTURE AND SUPPLY

     2.1 General. During the Term, and subject to the terms and conditions of this Supply Agreement, GSK agrees to purchase all of its clinical trial and commercial requirements of Product for the Territory exclusively from ALLERGAN, and ALLERGAN agrees to sell to GSK and relevant GSK Affiliates all of GSK's requirements of Product for the Territory. ALLERGAN shall be the exclusive supplier of Product to GSK, its Affiliates and any permitted sublicensees or assignees for the Territory.

     2.2 Manufacturing.

          (a) ALLERGAN shall only Manufacture the Product at the Secondary Manufacturing Facilities and the API at the API Manufacturing Facilities. ***, all Product shall be supplied to GSK from ALLERGAN's Secondary Manufacturing Facility***. GSK acknowledges that ALLERGAN intends to add, within the next three years, an additional production line at the Secondary Manufacturing Facility at Westport, Ireland, ("CORE 3") and an additional API Manufacturing Facility. If ALLERGAN wishes to change the facility at which ALLERGAN Manufactures Product or API or add additional facilities at which ALLERGAN Manufactures Product or API, ALLERGAN shall provide GSK with prior written notice to that effect in order to allow GSK to comply with its regulatory and legal obligations and obtain any necessary approvals from a Regulatory Authority of amendments to Marketing Authorizations in relation to such a change. Any changes to the Manufacturing Facilities that cause a Product Change will be dealt with in accordance with the Change Control procedure set out in Section
2.5. Notwithstanding the foregoing, ALLERGAN shall supply GSK with Product pursuant to Marketing Authorizations for the Territory, and ALLERGAN shall maintain sufficient supplies of approved Product to supply GSK its requirements for the Territory until approvals from a Regulatory Authority of amendments to Marketing Authorization in the Territory is obtained for any changes to the Manufacturing Facilities. ALLERGAN shall obtain any necessary Manufacturing Authorizations from the Regulatory Authority in the country of Manufacture prior to any modifications to the API Manufacturing Facilities or Secondary Manufacturing Facilities.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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ALLERGAN will be solely responsible for obtaining necessary Manufacturing
Authorizations in the country of Manufacture for Manufacturing the Product at any Secondary Manufacturing Facility and the API at any API Manufacturing Facility. GSK shall obtain (with reasonable assistance from ALLERGAN) any necessary Marketing Authorizations from the Regulatory Authority in the Territory prior to any modifications to the API Manufacturing Facilities or Secondary Manufacturing Facilities. GSK shall be diligent in its efforts to obtain approvals from a Regulatory Authority of amendments to Marketing Authorizations in the Territory to any Product Changes, with the support of ALLERGAN, in order to ensure that ALLERGAN may implement such Product Changes as soon as possible. ALLERGAN shall be diligent in its efforts to obtain Manufacturing Authorization in the country of Manufacture to any Product Changes, with the support of GSK, in order to ensure that ALLERGAN may implement such Product Changes as soon as possible.

          (b) ALLERGAN shall be solely responsible for ordering the relevant quantities of Materials and for the timely delivery of such Materials. ALLERGAN shall purchase and use only Materials in the Manufacture of the Product which comply with the requirements of cGMP, the Manufacturing Authorizations and Marketing Authorization, and which have been tested in accordance with the Marketing Authorization and applicable law in the Territory. Any changes to the suppliers of Materials that cause a Product Change will be dealt with in accordance with the Change Control procedure set out in Section 2.5. ALLERGAN shall at all times store and warehouse all Materials and Products Manufactured by ALLERGAN pursuant to this Supply Agreement in premises that are secure and clean.

          (c) ***

     2.3 Product Packaging & Labeling.

          (a) Each Unit of Product will be packaged and labeled by ALLERGAN with Territory-specific language, indications, labeling and regulatory disclosures in accordance with the Specifications, however, if the laws of the Territory require some local packaging operations to be undertaken by GSK, the parties will meet and discuss in good faith how to comply with such requirement. The parties shall design the packaging and labeling, as set out in Section 2.3(b) below, to the greatest extent possible, to prevent the Product from being distributed and sold outside the Territory. Each Unit of Product shall bear a label and be contained in an outer package and/or carton and, if applicable, be accompanied by a package insert, which label, outer package and/or carton and/or package insert shall comply with all applicable regulatory requirements in the Territory and shall carry a legend clearly indicating that the Product was licensed from ALLERGAN.

          (b) ALLERGAN and GSK shall jointly design and agree upon any changes to the packaging and labeling for the Product sold in the Territory, and shall use reasonable efforts to design such packaging and labeling to prevent the Product manufactured for sale in the Territory from being distributed and sold outside the Territory. If either party desires to change the packaging or labeling for the Product, it shall submit the proposed change to the other party for review and approval. The party receiving the proposed change shall promptly review the proposal and respond in writing with its approval or disapproval (together with its reasons for such

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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disapproval). Any disputes regarding the design of labeling or packaging shall be resolved in accordance with the dispute resolution procedures specified in
Section 10.9 of this Supply Agreement. GSK shall be responsible for ensuring that the design of the packaging and labeling is compliant with applicable law in the Territory. ALLERGAN's review and approval of the design of any packaging or labeling shall not cause ALLERGAN to be liable or otherwise responsible for the compliance of the design of the packaging and labeling with applicable laws, provided that ALLERGAN shall not unreasonably withhold approval of any design or proposal which is necessary (in GSK's opinion) for legal or regulatory compliance purposes. For the avoidance of doubt, nothing in this Section 2.3(b) shall limit or exclude ALLERGAN's liability attributable to the Manufacture of the Product.

     2.4 Product Changes. All modifications to the Product (including changes to Material suppliers), API, their Specifications or changes to the Manufacturing process of the Product or API which may effect the legal or regulatory obligations of GSK in the Territory (including the Marketing Authorizations) or the Product's quality, efficacy or safety (together known as "PRODUCT CHANGE"), shall be made in accordance with the Change Control procedure set out in Section
2.5 below. For the avoidance of doubt the Change Control Procedure, set out at
Section 2.5 below, shall not apply to modifications that do not effect the legal or regulatory obligations of GSK in the Territory, or the Product's quality, efficacy or safety.

     2.5 Change Control Procedure.

          (a) GSK shall provide ALLERGAN with written notice of any Product Changes directed or recommended by the Regulatory Authority in the Territory as soon as reasonably practicable and ALLERGAN shall promptly determine how best to implement such Product Changes. If ALLERGAN determines that the Product Changes directed or recommended by the Regulatory Authority in the Territory will involve implementation costs of greater than ***, the parties will conduct good faith negotiations to determine how best to implement the Product Changes.

          (b) ALLERGAN shall provide GSK with written notice of any proposed Product Changes instigated by ALLERGAN at its discretion or by GSK in accordance with Section 2.5(a) as soon as reasonably practicable.

          (c) GSK shall promptly review the proposal for Product Change and respond in writing on whether the proposed Product Change requires any notification to, or request for pre-approval from, the Regulatory Authority in the Territory.

          (d) Where GSK determines that the proposed Product Change requires notification or pre-approval from the Regulatory Authority in the Territory, ALLERGAN will provide appropriate information to support GSK's submission to the Regulatory Authority and shall maintain sufficient supplies of approved Product to supply GSK its requirements for the Territory until approvals from a Regulatory Authority of amendments to the Marketing Authorization in the Territory is obtained for any Product Changes.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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          (e) Any disagreement between the parties regarding Product Changes or that arises during this Change Control procedure shall be discussed by the party's relevant technical or operational representatives in good faith and in a consultative manner and escalate the matter within their internal lines of reporting as may be necessary. Where the parties are unable to resolve a disagreement in relation to the legal obligations of either party it will be resolved in accordance with the dispute resolution procedures set out in Section
10.9 of this Supply Agreement.

     2.6 Lead Contacts. Each party shall appoint a lead contact (who for ALLERGAN shall be a senior manufacturing manager of ALLERGAN or Allergan, Inc. and for GSK shall be a senior manufacturing manager of the Procurement & Contract Manufacturing department of GSK's Global Manufacturing and Supply Division) for the activities contemplated by this Supply Agreement. The lead contact for each party shall be identified to the other party not later than ten
(10) days after the Effective Date. Either party may change its lead contact upon written notice to the other party. In an endeavor to promote efficient and effective sales and operations planning, the appropriate personnel from each party shall meet in person or by telephone at mutually convenient times/places on a regular basis to discuss, consider and, if seen fit, implement such sales and operations planning measures as they consider appropriate to promote the objects of this Supply Agreement. The Lead Contacts will also discuss, on a regular basis, the strategies that ALLERGAN has in place to manage any risks relating to interruption to supply.

3.   PRICE AND PAYMENT

     3.1 Purchase Price.

          3.1.1 Supply Price. For each Unit of Product supplied to GSK hereunder, GSK shall pay ALLERGAN a price per Unit of Product equal to ALLERGAN's Standard Cost per Unit in the Calendar Year in which the delivery date specified by GSK occurs, as such Standard Cost is determined in accordance with this Supply Agreement, plus *** (the "PRICE"). The Standard Cost as of the Effective Date is *** per Unit, and the Price to be paid by GSK per Unit as of the Effective Date is therefore ***. ALLERGAN may, though it shall not be obliged to, use the assistance and expertise of GSK to identify and target potential areas of reduction to its Standard Cost.

          3.1.2 Amendments to Supply Price. ALLERGAN shall recalculate the Standard Cost once during the fourth quarter of each calendar year (either upward or downwards as the case may be) (the "RECALCULATED STANDARD COST") to become effective 1 January of the succeeding year. ALLERGAN shall provide GSK with written notice detailing each Recalculated Standard Cost promptly after its determination. Subject to the reconciliation process set out in Section 3.1.4 below, the Price paid by GSK from 1 January in each succeeding year during the Term shall be the Recalculated Standard Cost for that year plus ***.

          3.1.3 Maximum Increase. For the purposes of the reconciliation process set out in Section 3.1.4 below, (A) the maximum allowable increase to the Standard Cost for calendar years through the end of *** shall be *** and (B) the maximum allowable increase to the Standard Cost

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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for calendar years from and after *** shall be *** (the "ALLOWABLE STANDARD
COST"). When calculating the Allowable Standard Cost for each Calendar Year after the first Calendar Year, the 'Standard Cost' referred to in this Section
3.1.3 shall be the lower of Recalculated Standard Cost or the Allowable Standard Cost for the immediately preceding Calendar Year.

          3.1.4 Reconciliation Process. In circumstances where the Recalculated Standard Cost exceeds the Allowable Standard Cost, ALLERGAN will give a credit to GSK to be used against the royalty payable under the License Agreement in an amount equal to the difference between (A) the Recalculated Standard Cost plus *** and (B) the Allowable Standard Costs plus ***, multiplied by the number of Units purchased by GSK during the given year. A working example of this reconciliation process is set forth in Exhibit G.

     3.2 Invoices. ALLERGAN shall invoice GSK or GSK's nominated Affiliate for all Product purchased by GSK upon shipment in accordance with the delivery terms and the requirements of Section 4.4 and such invoices shall be paid by GSK within sixty (60) days of the date of the invoice. All amounts shall be invoiced and paid in U.S. Dollars. Each invoice issued by ALLERGAN hereunder shall specify: (a) the price in respect of the Product delivered; (b) the quantity of the Product delivered; and (c) the amount of tax due in respect of the Product delivered (if any).

     3.3 Taxes. All amounts in this Supply Agreement are stated exclusive of VAT and Indirect Taxes. GSK is responsible for the payment of all such appropriately levied taxes to ALLERGAN. ALLERGAN will provide to GSK within thirty (30) days of the receipt of any consideration, valid VAT invoice if appropriate. Should such amounts of VAT be refunded subsequently by the fiscal authorities to ALLERGAN, ALLERGAN will refund these monies to GSK within thirty (30) days of receipt.

     3.4 Wire Transfers. All payments hereunder shall be made to ALLERGAN by bank wire transfer in immediately available funds to ALLERGAN in accordance with the wire instructions set forth in Exhibit E, which may be changed only by written notice to GSK from the Chief Financial Officer of ALLERGAN under Section
10.7 (Notices).

     3.5 Late Payments. Subject to the other terms of this Supply Agreement, payments not made to ALLERGAN within the time period set forth in this Article 3 shall bear interest at an annual rate equal to *** per month. The payment of such interest shall not limit ALLERGAN from exercising any other rights it may have under this Supply Agreement as a consequence of the lateness of any payment.

     3.6 Financial Audit Rights. ALLERGAN shall permit its independent registered public accounting firm, who as of the Effective Date is Ernst & Young LLP, acting for GSK, to have access, no more than once in each calendar year during the term of this Supply Agreement, during regular business hours and upon at least thirty (30) days' written notice, to ALLERGAN's records and books only to the extent necessary to determine the accuracy of the Standard Cost or Recalculated Standard Cost (as the case may be). Any report provided by ALLERGAN's

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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company appointed auditors to GSK shall, unless mutually agreed between the parties, be limited to:

          (i) a statement to verify that the Standard Cost is consistent or equivalent with ALLERGAN's internal standard cost; and

          (ii) in circumstances where the Standard Cost or Recalculated Standard Cost charged by ALLERGAN has been determined by the auditor to have been higher than ALLERGAN's internal standard cost , disclosure of the actual standard cost.

     If such examination results in a determination that the Standard Cost or Recalculated Standard Cost has been overstated, amounts overpaid by GSK shall be refunded by ALLERGAN promptly. The fees and expenses of ALLERGAN's company appointed auditors for conducting the services set out in this Section 3.6 shall be paid by GSK unless the examination results in a determination that Standard Cost or Recalculated Standard Cost have been overstated, or that amounts have been overpaid by GSK, by more than *** for the period examined, in which case ALLERGAN shall pay all reasonable costs and expenses of such auditor.

4.   FORECASTS, ORDERS AND SHIPMENT

     4.1 Rolling Forecasts. Prior to the beginning of each calendar quarter during the Term, GSK shall provide ALLERGAN with a written forecast of GSK's expected requirements for Product during the following eighteen (18) months broken down by months (M1 through M18), and which shall include projected order dates, quantities and shipping dates ("ROLLING FORECASTS"). The initial Rolling Forecast shall be delivered to ALLERGAN by GSK within two (2) weeks after the Effective Date. As pertains for each Rolling Forecast, the Units of Product set forth in the first three (3) months designated M1-M3 shall be firm orders binding on GSK, and the forecast for the second three (3) months designated M4-M6 may only be increased or decreased by up to *** in the aggregate from the original forecast for such months as the forecast is rolled forward at the beginning of the next quarter (but in no event shall any order be for less than *** Units), unless otherwise agreed to by ALLERGAN. Except as set forth in this
Section 4.1, the Rolling Forecasts shall be non-binding.

     4.2 Purchase Orders. Products shall be ordered by GSK by written or electronic purchase order (or by any other means agreed to by the parties), the initial form of which is attached as Exhibit B ("PURCHASE ORDER"). The initial Purchase Order of Product by GSK to cover the balance of the calendar quarter in which the Effective Date falls, which may account for a reasonable build of stock for inventory purposes, shall be provided before or with the initial Rolling Forecast. Prior to the beginning of each calendar quarter, but at least thirty (30) days prior to the earliest desired date of delivery, GSK shall place binding Purchase Orders for Product for M1-M3 as specified in the Rolling Forecast to begin delivery in M1 of that calendar quarter, and shall be consistent with the forecast provided for such calendar quarter in that Rolling Forecast. Each Purchase Order must be for a minimum order of *** Units. Purchase Orders placed by GSK may not be changed without ALLERGAN's prior written consent. For the avoidance of doubt, the minimum order quantity for each Purchase Order set out in this Section 4.2 does not represent a

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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minimum annual volume commitment by GSK. To the extent of any conflict or inconsistency between this Supply Agreement and any Purchase Order, purchase order release, confirmation, acceptance or any similar document pertaining to the supply of Product for sale in the Territory, the terms of this Supply Agreement shall govern.

     4.3 Manufacture and Shipment. ALLERGAN shall deliver to GSK the number of Units of Product specified in each Purchase Order no later than the dates specified therein. ALLERGAN shall exercise the same diligence in meeting GSK's requirements of Product as it exercises with respect to its own requirements.

     4.4 Delivery Terms. Shipments of Product to GSK shall be made FCA Manufacturing Facility, Westport, Ireland, INCOTERMS 2000 (as defined by the International Chamber of Commerce (ICC)). Delivery will not be complete unless each shipment is accompanied by a valid Certificate of Analysis and Compliance and any required export documentation.

     4.5 Manufacturing Capacity. ALLERGAN undertakes to ensure that it has at all times sufficient Manufacturing capacity at the Manufacturing Facilities to satisfy GSK's Product requirements set out in the Rolling Forecasts.

          (a) ALLERGAN shall routinely monitor the Manufacturing capacity available to GSK at the Manufacturing Facilities, such that ALLERGAN shall make appropriate changes to its utilization of such capacity to satisfy GSK's requirements of Product in accordance with this Supply Agreement.

          (b) GSK and ALLERGAN shall review and discuss the Manufacturing capacity available at the Manufacturing Facilities in relation to the Rolling Forecast as part of the regular review meetings pursuant to Section 2.6.

          (c) In the event of a break or fault in production that can reasonably be foreseen to affect supply of Product to GSK, ALLERGAN shall notify GSK promptly if such fault cannot be remedied within five (5) business days and, following such notification, will keep GSK apprised of the status of the remedial action to be taken by ALLERGAN. ALLERGAN shall in any event use its best endeavors to ensure a return to production as soon as possible.

     4.6 Minimum Inventory. During the Term, ALLERGAN shall maintain a reasonable stock of inventory of Product and Materials throughout the supply chain ("RESERVE SUPPLY"). The amounts of inventory specified in this Section shall be based on the Rolling Forecast.

     4.7 Incomplete Delivery. GSK shall notify ALLERGAN as soon as reasonably practicable, and in no event later than three (3) business days after receipt of the delivery at GSK's site in the People's Republic of China, if there is an incomplete delivery in accordance with the terms of this Supply Agreement. If ALLERGAN is notified of the incomplete delivery by telephone or in person, then such notification shall be confirmed by GSK in writing. ALLERGAN shall rectify the incomplete delivery, making it up from the Reserve Supply if necessary, within fourteen (14) business days after the first date of notification.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.


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     4.8 Failure to Meet Requirements. If ALLERGAN is unable, or anticipates that it will be unable, to supply at least *** of the Product ordered on any Purchase Order placed in accordance with Section 4 from its current production or normal stocks, ALLERGAN shall, promptly after it becomes aware of such fact, and in any event not less than fourteen (14) days before the due delivery date, give written notice to GSK of the reasons for the shortfall. ALLERGAN will make up the shortfall in the next delivery of Product ordered by GSK. GSK's remedies in the event of any failure of ALLERGAN to supply GSK's requirements under this Supply Agreement are set forth in the License Agreement. GSK's SOLE AND EXCLUSIVE REMEDIES FOR FAILURE OF SUPPLY SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THE LICENSE AGREEMENT.

5.   QUALITY AND SAFETY

     5.1 Compliance. ALLERGAN shall Manufacture and supply Product, and maintain and operate the Manufacturing Facilities, in accordance with this Supply Agreement, the Specifications, all applicable laws and regulations and the applicable Marketing Authorizations, including any applicable cGMPs, Good Quality Practices ("GQPS"), Good Vigilance Practices ("GVPS") provisions promulgated by the Regulatory Authority in the Territory or the country of Manufacture.

     5.2 Inspection by Regulatory Authorities. ALLERGAN shall permit representatives of appropriate Regulatory Authorities from the Territory or country of Manufacture to inspect the Manufacturing Facilities to verify the Product and API is being manufactured and supplied in accordance with cGMPs, GQPs, GVPs and Product Specifications, API specifications and in accordance with the Manufacturing Authorizations and Marketing Authorizations. ALLERGAN shall provide GSK with a copy of any report or deficiency notice arising from such inspections conducted by Regulatory Authorities from the Territory or country of Manufacture, appropriately redacted to maintain confidentiality of ALLERGAN's proprietary trade secrets, however, for the avoidance of doubt, any major or critical observations of the Regulatory Authority will be disclosed in un-redacted form. GSK shall have the right to make recommendations to ALLERGAN regarding corrective action provided that ALLERGAN shall make the final determination with respect to the corrective action taken. ALLERGAN shall promptly remedy or cause the remedy of any deficiencies which may be noted in any such inspection by the Regulatory Authority.

     5.3 ***

     5.4 Inspections by GSK of the Secondary Manufacturing Facility. GSK may, subject to Section 9 relating to Confidentiality, conduct routine inspections of the Secondary Manufacturing Facility to verify the Product is being Manufactured and supplied in accordance with cGMPs, GQPs, GVPs and Product Specifications and in accordance with the Manufacturing Authorizations and Marketing Authorizations. *** Plant inspections by GSK shall be conducted during normal business hours on not less than thirty (30) days advance written notice, and shall occur no more frequently than once in any twelve (12) consecutive month period, provided that GSK shall have

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the right to carry out follow up inspections where it is legally obliged to do so. GSK shall have the right to carry out inspections For Cause at any time. Any For Cause inspection will be limited to an investigation of the For Cause issue to discover the root cause. ALLERGAN and GSK shall meet after each inspection to discuss the results of the inspection. ALLERGAN shall give due consideration to observations and recommendations made by GSK at such meetings. Any Product Changes as a result of the inspection shall be made in accordance with the Change Control procedure set out in Section 2.5. Any disagreements between the parties regarding the results of the inspection shall be discussed by the party's relevant technical or operational representatives in good faith and in a consultative manner and escalate the matter within their internal lines of reporting as may be necessary. Where the parties are unable to resolve a disagreement in relation to the legal obligations of either party it will be resolved in accordance with the dispute resolution procedures set out in Section
10.9 of this Supply Agreement.

     5.5 Shelf Life. The shelf life of the Product is three (3) years. Product shall have a minimum of *** of shelf life remaining at time of delivery to GSK.

     5.6 Specification Testing. ALLERGAN shall test or cause to be tested, in accordance with the test methods and procedures set forth in Exhibit C, each Lot sold to GSK before delivery to GSK. ALLERGAN shall provide GSK with a Certificate of Analysis and Compliance, which shall accompany each Lot delivered to GSK. In addition, GSK may test or cause to be tested each shipment of Product received by GSK for the Territory. FOR THE AVOIDANCE OF DOUBT, EXCEPT AS SET OUT IN SECTION 5.10, ANY TESTING BY GSK SHALL NOT SERVE TO LIMIT OR EXCLUDE ALLERGAN'S LIABILITY OR RELIEVE ALLERGAN FROM ITS OBLIGATIONS SET OUT IN THIS SUPPLY AGREEMENT.

     5.7 Replacement or Credit for Refund. If GSK rejects any Lot of Product, GSK shall promptly notify ALLERGAN in writing of the reason(s) for rejection. Following discussion with GSK and by mutual agreement ALLERGAN shall, either promptly replace the entire Lot in which the defective Product was found and deliver it to GSK at ALLERGAN's sole cost and expense or credit to GSK the invoiced amount of the entire Lot in which the defective Product was found and credit to GSK the actual cost of transportation and storage of the defective Product incurred by GSK. After consultation with ALLERGAN, GSK may dispose of any defective Lot in such reasonable manner as GSK determines in its sole discretion at ALLERGAN's cost and expense. OTHER THAN THE REMEDIES FOR FAILURE TO SUPPLY SET OUT IN THE LICENSE AGREEMENT, GSK's SOLE AND EXCLUSIVE REMEDY FOR REJECTION OF ANY LOT OR ANY UNITS OF ANY LOT SHALL BE LIMITED TO THE REMEDY PROVIDED IN THIS SECTION.

     5.8 Disputes Regarding Defect Claims. In the event of a dispute between the parties over the validity of a rejection of a Lot of Product, GSK and ALLERGAN agree to submit samples of the rejected Product to an independent test facility to be agreed upon by both parties, and to accept the results of the testing performed by that facility as binding with regard to that Lot. The expense of such testing shall be borne by the losing party. The parties acknowledge that the time period for accurate testing for the Product could impact the flow of Product to market and that it may be necessary to send a replacement Lot of Product (which ALLERGAN shall invoice GSK

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

for in the normal course of business) pending determination or resolution of the validity of a rejection.

     5.9 Adverse Event (AE) and Serious Adverse Event (SAE) Reporting. GSK and ALLERGAN shall each comply with their obligations in relation to medical event reporting requirements as set out in the License Agreement.

     5.10 Product Recall. If any Regulatory Authority in the Territory orders or requires the recall of any Product in the Territory, or if in GSK's opinion a recall is necessary in the Territory, GSK will promptly notify ALLERGAN and provide such information regarding such recall order or other information as may be reasonably requested by ALLERGAN. GSK shall, unless prohibited by applicable law, consult with ALLERGAN on the need for a recall and take all ALLERGAN submissions into account when making a decision whether to instigate a recall (such decision not to be unreasonably made). GSK shall be responsible for conducting any recall of Product in the Territory and ALLERGAN shall co-operate with GSK by providing all such information and assistance as may be reasonably required to implement such recall. To the extent that any recall of the Product is implemented as a result of ALLERGAN's failure to Manufacture Product in accordance with the terms and conditions of this Supply Agreement, ALLERGAN shall (i) bear all direct expenses incurred by GSK in connection with such recall, (ii) shall indemnify the GSK Indemnitees (as defined in Section 7.1) from any and all Liabilities (as defined in Section 7.1) incurred by any GSK Indemnitee, to the extent that these are proven to be attributable to ALLERGAN's failure to Manufacture Product in accordance with the terms and conditions of this Supply Agreement and (iii) shall either, at GSK's sole option, replace or credit GSK for the cost of the relevant Lots of the Product subject to the recall. If a recall of Product is required due to any negligence or willful misconduct of a GSK Indemnitee, including without limitation any recall that could have been avoided but was not avoided due to a failure of GSK to perform the testing allowed by Section 5.6, GSK shall bear all such costs and expenses incurred in connection with such recall and shall indemnify the ALLERGAN Indemnitees from and against any and all Liabilities incurred by an ALLERGAN Indemnitee that are proven to be attributable solely to the negligence or willful misconduct of GSK. If any Regulatory Authority outside the Territory orders or requires the recall of any of the Products outside the Territory then ALLERGAN will promptly notify GSK and provide such information regarding such recall order or other information as may be reasonably requested by GSK. EXCEPT AS SET FORTH IN ARTICLE 7 (INDEMNIFICATION), EACH PARTY'S SOLE AND EXCLUSIVE REMEDIES FOR RECALLED PRODUCT SHALL BE LIMITED TO THE REMEDIES PROVIDED IN THIS SECTION AND, IF RELEVANT, THE REMEDIES FOR FAILURE TO SUPPLY SET OUT IN THE LICENSE AGREEMENT.

     5.11 Quality Obligations. Exhibit F sets forth additional provisions governing the Manufacture by ALLERGAN of Product supplied to GSK. In the event of any inconsistencies between the terms of the body of this Supply Agreement and the Quality Obligations, the terms of the Supply Agreement shall govern.

     5.12 Reference Standard Product. Upon written request from GSK, ALLERGAN shall supply a reasonable quantity of reference standard Product as needed by GSK to complete government required testing.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.   REPRESENTATIONS AND WARRANTIES; ADDITIONAL COVENANTS OF GSK

     6.1 By ALLERGAN. ALLERGAN represents and warrants that:

          6.1.1 it is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and has taken all necessary action, including, without limitation, obtaining any necessary approval of its board of directors, to execute and deliver this Supply Agreement;

          6.1.2 it has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted;

          6.1.3 it has full power and authority to enter into and perform this Supply Agreement and does not require any shareholder action or approval, and that this Supply Agreement constitutes and when executed will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy and equitable principles limiting specific performance;

          6.1.4 the execution, delivery and performance of this Supply Agreement by ALLERGAN shall not constitute a breach or default, or an event which with the giving of notice or passage of time or both would constitute a breach or default, under any contract, instrument, law or other obligation to which it is a party or by which it or any of its assets may be bound;

          6.1.5 it shall Manufacture and supply the Products in accordance with the terms of this Supply Agreement including but not limited to the Quality Obligations and shall comply with all Marketing Authorizations, Manufacturing Authorizations, cGMPs and laws and regulations relevant to their Manufacture and sale;

          6.1.6 all Products Manufactured, sold and shipped pursuant to this Supply Agreement shall be Manufactured in accordance with all applicable national and local environmental, health and safety laws and regulations in effect at the time and place of Manufacture of the Products;

          6.1.7 all waste, including but not limited to all hazardous waste, generated at the time of Manufacture of the Products shall be disposed of in accordance with all applicable laws and regulations governing such matters in the country of the Manufacturing Facilities; and

          6.1.8 unless otherwise required or prohibited by law, to the best of its knowledge and in relation to the supply of Product under the terms of this Supply Agreement, it complies with the requirements set out in Exhibit H, Ethical Standards and Human Rights

     6.2 By GSK. GSK represents and warrants that:

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          6.2.1 it is a public limited company duly organized, validly existing and in good standing under the laws of England has taken all necessary action, including, without limitation, obtaining any necessary approval of its board of directors, to execute and deliver this Supply Agreement,

          6.2.2 it has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted,

          6.2.3 it has full power and authority to enter into and perform this Supply Agreement and does not require any shareholder action or approval, and that this Supply Agreement constitutes and when executed will constitute, its legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy and equitable principles limiting specific performance, and

          6.2.4 the execution, delivery and performance of this Supply Agreement by GSK shall not constitute a breach or default, or an event which with the giving of notice or passage of time or both would constitute a breach or default, under any contract, instrument, law or other obligation to which it is a party or by which it or any of its assets may be bound.

     6.3 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 6.1 AND IN THE LICENSE AGREEMENT, ALLERGAN MAKES NO, AND HEREBY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRODUCTS, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF ANY THIRD PARTY'S PROPRIETARY RIGHTS.

     6.4. Restrictive Covenant of GSK.

          6.4.1 The Parties acknowledge that:

               (a) As of the Effective Date, neither GSK nor its Affiliates have any current or future intention of making, having made, using, offer for sale or importing a Competing Product (as defined in Section 6.4.2) in the Field of Use in any country of the world; and

               (b) During the Term, GSK will obtain certain Confidential Information of ALLERGAN relating to the development, manufacture and commercialization Product, which is valuable and highly confidential to ALLERGAN and critical to the competitive success of ALLERGAN's business worldwide.

          6.4.2 To the extent permitted under applicable law, during the Term and for a period of *** after the expiration date of this Supply Agreement or the effective date of the termination of this Supply Agreement for any reason other than by GSK pursuant to Sections 8.2 or 8.3 (the "RESTRICTIVE PERIOD"), neither GSK nor any Affiliate of GSK will manufacture, market,

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

distribute, sell, promote, or detail any pharmaceutical product in the Territory, which ***, other than Product (a "COMPETING PRODUCT") in the Field of Use; provided, however that:

          6.4.3 If GSK or any of its Affiliates manufactures, initiates clinical studies, markets, distributes, sells, promotes or details (collectively, "COMMERCIALIZATION") a Competing Product *** during the Term GSK will (i) notify ALLERGAN immediately upon becoming aware of such commercialization, and (ii) cease commercialization of such Competing Product within *** after the date that GSK became aware of such commercialization. If GSK does not cease such commercialization within *** after becoming aware of such commercialization, ALLERGAN, at any time thereafter, will have a right to terminate this Supply Agreement and any other agreement between the Parties relating to Product in the Other Territories, which termination by ALLERGAN of this Supply Agreement will be deemed a termination of this Supply Agreement by ALLERGAN pursuant to Section
8.2. During the period between the date that GSK becomes aware of commercialization of a Competing Product as provided in this Section 6.4.3 and the earlier of the date on which GSK ceases such commercialization and expiration of the Restrictive Period, GSK will pay to ALLERGAN *** of all of GSK's or its Affiliates' net sales of such Competing Product (which net sales will be calculated in the same manner that Net Sales are calculated in the License Agreement). Notwithstanding the foregoing, if GSK or any of its Affiliates has used ALLERGAN's Know-How or Confidential Information in connection with the commercialization of a Competing Product as provided in this
Section 6.4.3, ALLERGAN will have the right to immediately terminate this Supply Agreement and any other agreement between the Parties relating to Product in other territories upon thirty (30) calendar days' prior written notice to GSK, which termination by ALLERGAN will be deemed a termination of this Supply Agreement by ALLERGAN pursuant to Section 8.2; and

          6.4.4 Notwithstanding anything contained in this Section 6.4, nothing herein will, expressly or impliedly, preclude or restrict GSK (or any of its Affiliates) in any way from, (i) acquiring a majority of the voting stock, or all or substantially all of the assets of, a Business Entity (as defined in 6.4.4(a)) (ii) being acquired by a Business Entity; or (iii) merging, amalgamating, taking over, or consolidating (or engaging in any similar transaction) with a Business Entity (hereinafter, the actions referred to in
(i), (ii), and (iii) of this Section 6.4.4 are collectively referred to as "Merger" or "MERGING").

               (a) The term "BUSINESS ENTITY" as used in this Section 6.4.4 means any Person which, at the time of such Merger, is commercializing (as such term is defined in Section 6.4.1) a Competing Product ***, including, for example, the Persons listed in Exhibit D.

               (b) In the event that GSK or any of its Affiliates Merges with a Business Entity during the Term, GSK will divest or cause the divestiture of the Competing Product being commercialized by the Business Entity within *** after the date of the public announcement of such Merger ("MERGER DATE"). During such *** period, (A) neither GSK nor any of its Affiliates will use any ALLERGAN Know-How or Confidential Information in connection with the commercialization of such Competing Product; and (B) GSK will continue to comply with the terms of this Supply Agreement in all respects. If GSK does not divest or cause the divesture of such Competing Product within *** after the Merger Date, ALLERGAN may, at any time

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereafter, shall have the right to terminate this Supply Agreement and any other agreement between the parties relating to the Product in other territories, which termination by ALLERGAN will be deemed a termination by ALLERGAN pursuant to Section 8.2. In the event that GSK does not divest or cause the divesture of such Competing Product within the *** period as provided in this Section 6.4.4(b), GSK will pay to ALLERGAN *** of all of GSK's or its successor's net sales of such Competing Product after such *** period (which net sales will be calculated in the same manner that Net Sales are calculated herein) and continuing until the earlier of the date on which GSK or its successor divests such Competing Product or the expiration of the Restrictive Period.

     6.5. People's Republic of China Matters. During the Term, GSK shall promptly (i) provide ALLERGAN with copies of all correspondence and notices from the Regulatory Authority in the Territory and (ii) inform ALLERGAN regarding any changes in all applicable laws and regulations in the Territory, including without limitation any applicable cGMPs, GQPs and GVPs provisions promulgated by the Regulatory Authority in the Territory.

7.   INDEMNIFICATION AND INSURANCE

     7.1 Indemnification by ALLERGAN. Except in any case to the extent such Liabilities (as defined below) are the responsibility of GSK under Section 7.2 (Indemnification by GSK), ALLERGAN shall indemnify, defend and hold GSK and its Affiliates and their officers, directors, agents and employees (each and collectively a "GSK INDEMNITEE") harmless from and against any claims, any and all liabilities, damages, losses, costs and expenses, investigations, and reasonable attorneys' fees incurred hereunder (each and collectively a "LIABILITY") resulting from or arising out of a claim, suit, or proceeding brought by a Third Party against a GSK Indemnitee arising out of or in connection with

          7.1.1 the Manufacture of the Product in accordance with this Supply Agreement,

          7.1.2 material breach by any ALLERGAN Indemnitee of any of ALLERGAN's representations, warranties or obligations under this Supply Agreement,

          7.1.3 any willful misconduct or negligent act or omission of any ALLERGAN in performing ALLERGAN's obligations under this Supply Agreement, and/or

          7.1.4 a recall of the Product attributable to the Manufacture of the Product by ALLERGAN.

     7.2 Indemnification by GSK. GSK shall indemnify, defend and hold harmless ALLERGAN and its Affiliates and their officers, directors, agents and employees (each and collectively an "ALLERGAN INDEMNITEE") from any Liabilities resulting from a claim, suit or proceeding brought by a Third Party against an ALLERGAN Indemnitee arising out of or in connection with (i) the material breach by any GSK Indemnitee of any of its representations, warranties or obligations under this Supply Agreement, (ii) any willful misconduct or negligent act or omission of GSK in performing GSK's obligations under this Supply Agreement, or (iii) a recall of the Product attributable solely to the negligence of GSK; except in any case to the extent such

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Liabilities are the responsibility of ALLERGAN under Section 7.1
(Indemnification by ALLERGAN) of this Supply Agreement.

     7.3 Procedure. A party asserting a claim for indemnification under Section
5.9 or this Article 7 shall notify the indemnifying party in writing of any such claims as follows: (a) within fifteen (15) days of receipt of service of process of the commencement of suit, or (b) for non-litigated matters, within thirty
(30) days of receipt of notice thereof; provided, however, that failure to give such notice shall not relieve the indemnifying party of its obligation to provide indemnification hereunder except, if and to the extent that such failure materially and adversely affects the ability of the indemnifying party to defend the applicable claim, suit or proceeding. The indemnifying party shall be entitled to assume sole control over the defense of any such claim at its own cost and expense; provided, however, that the indemnitee shall have the right to be represented by its own counsel at its own cost in such matters. Neither the indemnifying party nor the indemnified party shall settle or dispose of any such matter in any manner which would adversely affect the rights or interests of the other party, require the other to be subject to an injunction, or require the other to make any monetary payment, without the prior written consent of the other party, which shall not be unreasonably withheld or delayed. Each party shall reasonably cooperate with the other party and its counsel in the course of the defense of any such suit, claim, or demand, such cooperation to include without limitation using reasonable efforts to provide or make available documents, information and witnesses.

     7.4 Insurance. Each party, at its own expense, shall maintain commercial general/ product liability insurance including coverage for clinical trials with a minimum limit of liability per occurrence of *** and *** in the annual aggregate, or self insure for any such amounts, and, upon request, shall provide the other party with a certificate of such insurance. Each party shall provide at least thirty (30) days' notice to the other party prior to cancellation or material change in the relevant party's insurance policy.

     7.5 Limitation of Liability. With respect to any claim by one party against the other arising out of the performance or failure of performance of the other party under this Supply Agreement, the parties expressly agree that the liability of such party to the other party for such breach shall be limited under this Supply Agreement or otherwise at law or equity to direct damages only. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING WITHOUT LIMITATION, LOSS OF PROFIT, LOSS OF BUSINESS, LOSS OF SAVING OR OTHER CONSEQUENTIAL LOSS. The limitations set forth in this Section 7.5 shall not apply with respect to the obligations of ALLERGAN to indemnify GSK under
Section 7.1 or GSK to indemnify ALLERGAN under Section 7.2 in connection with a Claim of a Third Party.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.   TERM AND TERMINATION

     8.1 Term. The term of this Supply Agreement shall commence upon the Effective Date and shall continue until the expiration or termination of the License Agreement, unless extended by the mutual agreement of the parties or terminated sooner pursuant to Sections 8.2, 8.3 or 8.4 (the "TERM").

     8.2 Termination Due to Breach. In the event of a material breach or default of this Supply Agreement by a party hereto that is not cured within *** after receipt of notice thereof from the other party, the party not in material breach or default shall be entitled to terminate this Supply Agreement by giving written notice to the other party, such termination to take effect immediately. The right to terminate this Supply Agreement shall not be affected in any way by a waiver of, or failure to take action with respect to, any previous default.

     8.3 Termination for Bankruptcy. Either party shall have the right to terminate this Supply Agreement effective upon written notice to the other party in the event the other party becomes insolvent or makes an assignment for the benefit of creditors, or in the event bankruptcy or insolvency proceedings are instituted against the other party or on the other party's behalf.

     8.4 Termination for Safety or Quality Reasons; Material Regulatory Interruption. GSK will have the right to immediately terminate this Supply Agreement upon providing thirty (30) calendar days' written notice to ALLERGAN, if (a) there is a Material Regulatory Interruption (as defined in the License Agreement) which has lasted for at least *** during the Term; or (b) GSK reasonably determines, after consultation with ALLERGAN, that there are significant safety or quality concerns relating to Product that GSK considers (in accordance with its corporate policies and procedures) justifying that Product not be sold in the Territory.

     8.5 Effect of Termination. Upon termination or expiration of this Supply Agreement, each party shall promptly return to the other all Confidential Information of the other party received solely under this Supply Agreement then in its possession or in the possession of its Affiliates. Any Purchase Orders received by ALLERGAN prior to the date of termination or expiration for delivery within thirty (30) days of termination or expiration will be filled by ALLERGAN and all other Purchase Orders shall be deemed cancelled; provided, however, that if this Supply Agreement is terminated due to a breach by GSK. GSK shall have one hundred and eighty (180) days after expiration or termination (other than for breach by GSK) of this Supply Agreement to sell off any Product remaining in its inventory or the inventory of its Affiliates or sublicensees on the date of expiration or termination. After the expiration of such 180-day period, or in the event of a termination of this Supply Agreement due to a breach by GSK, ALLERGAN shall, at its sole option, (A) repurchase any or all of the Products still in the inventory of GSK, its Affiliates and sublicensees at the Purchase Price paid by GSK for such Products, in which case GSK shall deliver such Product to an address notified to it by ALLERGAN, with shipping paid by GSK, or
(B) require GSK to destroy all such inventory at GSK's cost and certify such destruction in writing no later than thirty (30) days after ALLERGAN's written instruction to destroy such inventory.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     8.6 Survival. The provisions of Articles 6, 7, 9 and 10 and Sections 5.5, 5.6, 5.7, 5.8, 5.9, 8.5, 8.6 and 8.7 shall survive termination or expiration of this Supply Agreement.

     8.7 No Waiver of Remedies. Termination of this Supply Agreement shall not preclude either party from (a) claiming any other damages, compensation or relief that it may be entitled to upon such termination, (b) any right to receive any amounts accrued under this Supply Agreement prior to the termination date but which are unpaid or become payable thereafter and (c) any right to obtain performance of any obligation provided for in this Supply Agreement which shall survive termination.

9. CONFIDENTIALITY

     9.1 Confidential Information. "CONFIDENTIAL INFORMATION" means, except as provided below in this Section 9.1, the terms and conditions of this Supply Agreement as well as confidential and proprietary information of a party, whether in written, printed, verbal or electronic form, and whether disclosed before or after the Effective Date, including research and development activities, Product design details and specifications, technology and know-how, sales and marketing plans, finances and business forecasts, procurement requirements and vendor information, customer lists, personnel information and strategic plans. Confidential Information will not include information that:

          9.1.1 is now, or hereafter becomes generally known or available to the public through no act or failure to act on the part of the receiving party;

          9.1.2 was acquired by the receiving party before receiving such information from the disclosing party through no breach of any duty of confidentiality owed to the disclosing party and without restriction as to use or disclosure;

          9.1.3 is hereafter rightfully furnished to the receiving party by a Third Party without any breach of any duty of confidentiality owed to the disclosing party and without restriction as to use or disclosure; or

          9.1.4 is information that the receiving party can document was independently developed by the receiving party without any use of the disclosing party's Confidential Information.

     9.2 Non-Disclosure of Confidential Information. Each party, when it is the receiving party agrees: (i) to hold the disclosing party's Confidential Information in strict confidence and not to disclose such Confidential Information to any other Third Party without the prior written consent of the disclosing party; and (ii) not to use, at any time following the Effective Date, any Confidential Information of the disclosing party for its own benefit or for the benefit of any Third Party for any purpose other than for the express purposes permitted under this Supply Agreement or any other agreement between the parties and/or their respective Affiliates relating to the Product; and
(iii) to limit the disclosure of Confidential Information to Permitted Persons. For purposes hereof, the term "PERMITTED PERSON" shall mean the receiving officers and employees of

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

the receiving party or an Affiliate of the receiving party who have a need to know in order to carry out the obligations under this Supply Agreement; provided each has agreed in writing to maintain the confidentiality of the Confidential Information in a manner no less protective than that set forth herein. The receiving party shall use Confidential Information of a disclosing party solely to exercise its rights and perform its obligations under this Supply Agreement (including without limitation the right to use such Confidential Information in connection with obtaining Marketing Authorizations in the Territory and to disclose such Confidential Information to a Regulatory Authority in the Territory), unless otherwise mutually agreed in writing. The receiving party shall take the same degree of care with Confidential Information of a disclosing party that it uses to protect its own confidential and proprietary information of a similar nature and importance (but in any event no less than reasonable care).

     9.3 Disclosure Required by Law. In the event a receiving party is required to disclose Confidential Information of the disclosing party by any applicable law, regulation, legal process, judicial order or by any applicable order or requirement of any governmental or regulatory authority, it may do so only to the extent required thereby; provided, however, that the receiving party will
(i) use reasonable efforts under the circumstances to provide advance notice to the disclosing party of the required disclosure to allow the disclosing party an opportunity to take steps to object to, prevent or limit its disclosure or obtain a protective or other similar order with respect to the required disclosure and (ii) restrict disclosure to only that portion of the Confidential Information that is required to be disclosed.

     9.4 Remedies. The receiving party agrees that its obligations hereunder are necessary and reasonable to protect the disclosing party's business interests and that the unauthorized disclosure or use of the disclosing party's Confidential Information would cause irreparable harm and significant injury, the degree of which may be difficult to ascertain. The receiving party further acknowledges and agrees that in the event of any actual or threatened breach of this Supply Agreement, the disclosing party may have no adequate remedy at law and accordingly, that the disclosing party will have the right to seek an immediate injunction enjoining any breach or threatened breach of this Supply Agreement, as well as the right to pursue any and all other rights and remedies available at law or in equity for such breach or threatened breach.

     9.5 Return of Confidential Information. Upon the request of the disclosing party, the receiving party will promptly return to the disclosing party or, upon the disclosing party's written approval, destroy all material embodying Confidential Information of the disclosing party in its possession or under its control, including all copies thereof; provided that each party may, at such party's expense, make and retain one (1) copy of the other party's Confidential Information for legal archival purposes only.

     9.6 Disclosure of Agreement, Publicity and Publications. Except as expressly provided otherwise in Section 9.3 (Disclosure Required by Law), neither GSK nor ALLERGAN shall release to any Third Party or publish in any way any non-public information with regard to the terms of this Supply Agreement or concerning their cooperation without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, ALLERGAN will issue a press release, public statement or disclosure regarding this

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Supply Agreement. Such press release, public statement or disclosure will be mutually agreed upon by the parties. Nothing in the foregoing, however, shall prohibit a party from making disclosures to the extent deemed necessary under applicable federal or state securities laws or any rule or regulation of any nationally recognized securities exchange. In such event, however, the disclosing party shall use good faith efforts to consult with the non-disclosing party prior to such disclosure and shall request confidential treatment to the extent available. Each party acknowledges and agrees that the other party shall have the right to submit manuscripts relating to the Product for scientific publications, A copy of any scientific abstract or manuscript of results from any clinical trial that is submitted for publication will be provided by to the other party within thirty (30) days after such submission. ALLERGAN acknowledges and agrees that GSK may publish the results of clinical trials conducted by GSK with the Product after the Effective Date on GSK's Clinical Trial Register and that such publication will not be a breach of the confidentiality obligations provided in Section 9.2. ALLERGAN agrees to cooperate with GSK in such effort as further determined in accordance with the License Agreement, including using commercially reasonable efforts to provide GSK with the protocols, results, data and other information relating to all clinical trials conducted by GSK with the Product in ALLERGAN's possession that GSK reasonably requires to be published on GSK's Clinical Trial Register.

     9.7 Allergan Data Protections. GSK agrees and understands that Confidential Information of ALLERGAN, including but not limited to data, disclosed to GSK is very sensitive and ALLERGAN would not enter into this Supply Agreement without additional assurances from GSK with respect to GSK's use of such Confidential Information or possible disclosure of such Confidential Information to ALLERGAN's competitors. Accordingly GSK will not use any such Confidential Information in connection with any botulinum toxin research and/or development other than as provided under this Supply Agreement.

     9.8 Termination. All obligations of confidentiality and non-use imposed under this Article 9 will expire *** after the date of expiration or termination of this Supply Agreement, except that Article 9 obligations of confidentiality and non-use will continue thereafter with respect to manufacturing and regulatory information, including without limitation filings with Regulatory Authorities.

10. GENERAL PROVISIONS

     10.1 Integration/Modification. This Supply Agreement, together with the License Agreement, is both a final expression of the parties' agreement and a complete and exclusive statement with respect to all of its terms. The Exhibits referred to in this Supply Agreement are incorporated herein and made a part of this Supply Agreement by this reference. This Supply Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein; provided, however, that the confidentiality provisions of Article 9 are in addition to and do not supersede the terms and conditions of the Confidential Disclosure Agreement between Allergan Inc, an Affiliate of ALLERGAN, and GlaxoSmithKline Research & Development Limited, an Affiliate of GSK, dated October 6, 2004, and any amendments thereto. No rights or licenses are granted or deemed granted hereunder or in connection herewith other than those rights or licenses expressly granted in this Supply Agreement or in the License Agreement. No trade customs, courses of dealing or courses of performance by the parties shall be relevant to modify, supplement or explain any

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

term(s) used in this Supply Agreement. This Supply Agreement may not be modified or supplemented by any purchase order (except as set forth herein), change order, acknowledgment, order acceptance, standard terms of sale, invoice or the like. This Supply Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the parties to this Supply Agreement.

     10.2 Relationship Between the Parties. The parties have no ownership interest in the other and their relationship, as established by this Supply Agreement, is solely that of independent contractors. This Supply Agreement does not create any partnership, joint venture or similar business relationship between the parties. No party is a legal representative of any other party, and no party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of any other party for any purpose whatsoever.

     10.3. Non-Waiver. The failure of a party to exercise, enforce or insist upon strict performance of any provision of this Supply Agreement, or any right arising out of this Supply Agreement, shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, and will not be construed to be a waiver of such right or provision, or a waiver by a party to thereafter enforce such right or provision or any other right or provision hereunder. No waiver shall be effective unless made in writing and signed by the waiving party.

     10.4 Assignment. This Supply Agreement is binding upon and inures to the benefit of the parties to it, and to their permitted successors and assigns. No party may assign or delegate any or all of its rights or obligations under this Supply Agreement without the prior written consent of the other party except to an Affiliate. Any assignment or delegation, or any other transfer or change of control by sale, acquisition, merger, or otherwise, or attempt at the same, other than to an Affiliate, made in the absence of such prior written consent shall be void and without effect; provided, however, that in the event of the foregoing, such written consent shall not be unreasonably withheld. If a party assigns this Supply Agreement to an Affiliate, such party will also promptly inform the other party and guarantee the performance by its Affiliate of all of such party's obligations under this Supply Agreement. Either party may, however, with notice, but without consent and at its sole discretion, assign all of the rights and obligations under this Supply Agreement (excluding however, with regard to ALLERGAN, any of its rights under Section 6.4) to a Third Party in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or a change of control or similar transaction.

     10.5 No Third Party Beneficiaries. This Supply Agreement is neither expressly nor impliedly made for the benefit of any Person other than those executing it.

     10.6 Severability. If, for any reason, any portion of this Supply Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Supply Agreement. All remaining portions shall remain in full force and effect as if the original Supply Agreement had been executed without the invalidated, unenforceable or illegal portion.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     10.7 Notices. Any notice to be given under this Supply Agreement must be in writing and delivered either in person, by any method of mail (postage prepaid) requiring return receipt, or by overnight courier or facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party has previously designated by prior written notice to the other. Notice shall be deemed sufficiently given for all purposes upon the earlier of: (a) the date of actual receipt; (b) if mailed, three (3) calendar days after the date of postmark; or (c) if delivered by overnight courier, the next business day the overnight courier regularly makes deliveries.

If to GSK:        Glaxo Group Limited
                  Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex,
                  UB6 0NN, England
                  Attention: Company Secretary
                  Telephone: (+44) 20 8047 5000
                  Facsimile: (+44) 20 8047 6912

With a copy to:   Legal Operations - GMS
                  GlaxoSmithKline
                  980 Great West Road
                  Brentford, Middlesex, TW8 9GS, UK

If to ALLERGAN:   Allergan Pharmaceuticals Ireland
                  Carrowberg, Castlebar Road
                  Westport Co.
                  Mayo Ireland
                  Attention: Colam O'Neil
                  Telephone No: 353 98 27125
                  Facsimile No: 353 98 27124

With a copy to:   Allergan, Inc.
                  2525 Dupont Drive
                  Irvine, California  92612 U.S.A.
                  Attention: General Counsel
                  Telephone: (714) 246-4658
                  Facsimile: (714) 246-6987

     10.8 Force Majeure. Without prejudice to any rights of GSK set out in the License Agreement in relation to a Material Supply Interruption or Material Regulatory Interruption, each party shall be excused from liability for the failure or delay in performance of any obligation under this Supply Agreement by reason of any event beyond such party's reasonable control which materially impacts the performance of the relevant party's obligations under this Supply Agreement including but not limited to acts of God, fire, flood, earthquake, or other natural forces, war, terrorism, civil unrest, or any other event similar to those enumerated above (a "FORCE MAJEURE EVENT"). Such excuse from liability shall be effective only to the extent and duration of the Force Majeure Event causing the failure or delay in performance and provided that the party

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

has not caused such Force Majeure Event to occur. Notice of a party's failure or delay in performance due to Force Majeure Event must be given to the other party within *** after its occurrence. All delivery dates and performance deadlines under this Supply Agreement that have been affected by the Force Majeure Event shall be suspended for the duration of such Force Majeure Event.

     10.9 Disputes. If a dispute or controversy regarding any matter under this Supply Agreement arises between the Parties which they are unable to resolve (a "DISPUTE"), each of the Parties will (subject to any cure period as set forth in this Supply Agreement), be entitled to submit to the other party written notice of such Dispute, with such notice setting forth in reasonable detail the nature of the Dispute (the "DISPUTE NOTICE"). For a period of thirty (30) calendar days after the date of the receiving party's receipt of the Dispute Notice, the Parties will seek to resolve such Dispute by good faith negotiation between the President of GSK's Global Manufacturing and Supply Division for GSK or his/her designee and the Senior Vice President, Global Technical Operations for ALLERGAN or his/her designee. If at the end of such thirty (30) calendar day period the Dispute remains unresolved, the Parties may seek relief for such Dispute using any appropriate administrative or judicial mechanism which may be available, subject to Section 10.11. The provisions of this Section 10.9 will not restrict in any way the Parties' rights to seek preliminary injunctive or other equitable relief from any court having jurisdiction.

     10.10 Legal Fees. If any party to this Supply Agreement resorts to any legal action in connection with this Supply Agreement, the prevailing party shall be entitled to recover reasonable fees of attorneys and other professionals in addition to all court costs which that party may incur as a result.

     10.11 Governing Law. Notwithstanding its place of execution or performance, this Supply Agreement, and all claims arising out of or relating to this Supply Agreement, shall be governed by and construed in accordance with the laws of the State of New York, irrespective of its laws regarding choice or conflict of laws. The Parties hereby agree that for the purposes of resolving any Disputes hereunder, in accordance with Section 10.9, that the Parties hereby submit to the exclusive jurisdiction of the courts of New York.

     10.12 Interpretation.

          (a) Captions & Headings. The captions and headings of clauses contained in this Supply Agreement preceding the text of the articles, sections, subsections and paragraphs hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Supply Agreement, or have any effect on its interpretation or construction.

          (b) Singular & Plural. All references in this Supply Agreement to the singular shall include the plural where applicable, and all references to gender shall include both genders and the neuter.

          (c) Articles, Sections & Subsections. Unless otherwise specified, references in this Supply Agreement to any article shall include all sections, subsections, and paragraphs in such

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

article; references in this Supply Agreement to any section shall include all subsections and paragraphs in such sections; and references in this Supply Agreement to any subsection shall include all paragraphs in such subsection.

          (d) Days. All references to days in this Supply Agreement shall mean calendar days, unless otherwise specified.

          (e) Ambiguities. Ambiguities and uncertainties in this Supply Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

          (f) Including. The word "including" or any variation thereof means "including without limitation" and the word "including" or any variation thereof will not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it.

     10.13 Counterparts. This Supply Agreement may be executed in one or more counterparts (which may be delivered by facsimile), each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument.

     10.14 Further Assurances. Each party to this Supply Agreement shall, at its own expense, furnish, execute, and deliver all documents and take all actions as may reasonably be required to effect the terms and purposes of this Supply Agreement.

     10.15 Non-Solicitation. The parties hereto recognize that each party has a substantial interest in preserving and maintaining confidential its Confidential Information hereunder. Each party hereto recognizes that certain of the other party's employees, including those engaged in the activities contemplated by this Supply Agreement may have access to such Confidential Information of the other party. The parties hereto therefore agree not to solicit or otherwise induce or attempt to induce for purposes of employment, any employees from the other party involved in the activities contemplated by this Supply Agreement and for a period of *** thereafter without the prior consent of the other party. For the avoidance of doubt, the posting of open positions and other such general recruiting efforts shall not be deemed to constitute direct solicitation.

     10.16 Performance by Affiliates. The parties recognize that each party may perform some or all of its obligations under this Supply Agreement, subject to the Change Control procedure, through Affiliates, provided, however, that each party shall remain responsible for the performance by its Affiliates and shall cause its Affiliates to comply with the provisions of this Supply Agreement in connection with such performance. Each party hereby expressly waives any requirement that the other party exhaust any right, power or remedy, or proceed against an Affiliate, for any obligation or performance hereunder prior to proceeding directly against such party.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     10.17 Compliance with Laws. Each party shall at all times comply with all applicable laws and regulations in the country of Manufacture and the Territory relating to its activities under this Supply Agreement.

     10.18 No Use of Names. Except as otherwise required under applicable law, or as otherwise permitted under this Supply Agreement, neither party will use the name of the other in its advertising, press releases or promotional materials without the prior written consent of such other party.

     IN WITNESS WHEREOF, the parties, intending to be bound hereby, have executed this Supply Agreement by their duly authorized representatives as of the date first above written.

ALLERGAN PHARMACEUTICALS               GLAXO GROUP LIMITED
IRELAND


By: /s/ COLAM O'NEIL                   By: /s/ LORRAINE DAY
    ---------------------------------      ------------------------------------
Name: Colam O'Neil                     Name: Lorraine Day
      -------------------------------        ----------------------------------
                                             For and on behalf of
                                             Edinburgh Pharmaceutical Industries
                                             Limited

Title: Director                        Title: Corporate Director
       ------------------------------         ---------------------------------

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT A

                 FORM OF CERTIFICATE OF ANALYSIS AND COMPLIANCE

ALLERGAN PHARMACEUTICALS IRELAND
WESTPORT CO. MAYO IRELAND
Telephone No: 353 98 27125
Facsimile No: 353 98 27124
Web Site: www.allergan.com

                             ALLERGAN BOTOX IRELAND
                     CERTIFICATE OF ANALYSIS AND COMPLIANCE
                          (PEOPLE'S REPUBLIC OF CHINA)

MATERIAL: BOTOX(R) 100 Units                         EXPIRY DATE.: _____________

BATCH NO.: _______________________________________   FORMULA NO.: ______________

DATE OF FILL: ____________________________________   MATERIAL NO.: _____________

PRODUCTION LINE: _________________________________

DATE OF LAST VALID POTENCY TEST (MFG DATE): ______

CUSTOMER PRODUCT CODE: ___________________________

MARKETING AUTHORISATION NUMBER: __________________

TEST   LIMITS   RESULTS
----   ------   -------
***    ***

* Expiry date is calculated from the date of valid potency test plus approved shelf life.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

BATCH NO.: _____                                            DATE OF FILL: ______

I HEREBY CERTIFY THAT THE BATCH OR BATCHES OF API USED TO MANUFACTURE THIS BATCH OF DRUG PRODUCT HAS BEEN MANUFACTURED, PACKED AND QUALITY CONTROLLED AT THE REGISTERED SITES(S) IN FULL COMPLIANCE WITH CGMP REQUIREMENTS INCLUDING THOSE OF FDA, ICHQ7A AND WITH THE REGISTERED MANUFACTURING PROCESS AND WITH THE SPECIFICATIONS REGISTERED IN THE MARKETING AUTHORISATION OF THE PRODUCT AND ANY OTHER APPLICABLE CONDITIONS IN ACCORDANCE WITH THE PEOPLE'S REPUBLIC OF CHINA SFDA REGULATION NO. 9 ISSUED BY THE SFDA ON 18 JUNE 1999. THE BATCH PROCESSING, PACKAGING AND ANALYSIS RECORDS WERE REVIEWED AND FOUND TO BE IN COMPLIANCE WITH THE CGMP REQUIREMENTS.


SIGNED:                                 DATE:
        -----------------------------         ----------------------------------
NAME:
     --------------------------------
TITLE:
       ------------------------------

I HEREBY CERTIFY THAT THE ABOVE INFORMATION IS AUTHENTIC AND ACCURATE. THIS BATCH OF PRODUCT HAS BEEN MANUFACTURED, PACKED AND QUALITY CONTROLLED AT THE ABOVE MENTIONED SITES(S) IN FULL COMPLIANCE WITH THE GMP REQUIREMENTS OF THE EUROPEAN COMMUNITY AND WITH THE SPECIFICATIONS REGISTERED IN THE MARKETING AUTHORISATION OF THE PRODUCT AND ANY OTHER APPLICABLE CONDITIONS IN ACCORDANCE WITH THE PEOPLE'S REPUBLIC OF CHINA SFDA REGULATION NO. 9 ISSUED BY THE SFDA ON 18 JUNE 1999. THE BATCH PROCESSING, PACKAGING AND ANALYSIS RECORDS WERE REVIEWED AND FOUND TO BE IN COMPLIANCE WITH THE GMP REQUIREMENTS.

EXCEPTIONS (DEVIATIONS) NOTED DURING MANUFACTURING, PACKAGING (IF APPLICABLE) AND TESTING:

___ NO

___ YES. EXCEPTION REPORT NUMBERS LISTED BELOW AND ATTACH REPORT.

THE ABOVE DRUG PRODUCT HAS BEEN RELEASED FOR SHIPMENT TO __________________.


SIGNED:                                 DATE:
        -----------------------------         ----------------------------------
NAME:
     --------------------------------
TITLE:
       ------------------------------

(BOTOX(R) LOGO)              DIRECTORS. Steve Goggins; Douglas S. Ingram (U.S.);
BOTULINUM TOXIN TYPE A                  Sue Jean Lin (U.S.); Colem O'Neil;
Purified Neurotoxin Complex             Patrick O'Donnell.

                                        Registered Dublin No. E 1969.
                                        Registered Cayman Islands No. CR-105719.
                                        V.A.T. No. IE 9Z68154G

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                                    EXHIBIT B

                             FORM OF PURCHASE ORDER

              (To be supplied within 10 days after Effective Date)

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT C

                           TESTING METHODS FOR PRODUCT

***

                             TESTING METHODS FOR API

***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT D

                              ALLERGAN COMPETITORS

***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT E

                                WIRE INSTRUCTIONS

***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT F

                               QUALITY OBLIGATIONS

1.   OBJECT OF THIS EXHIBIT

     This Exhibit defines the quality obligations to be applied by ALLERGAN and GSK in addition to those defined in the Supply Agreement.

     More detailed work processes and definition of responsibilities will be the subject of a separate operating policy which will be agreed prior to the transfer of the Regulatory Approval in the Territory to GSK.

2.   RESPONSIBLE PERSONS AND CGMP

     2.1 GSK and ALLERGAN will each designate senior quality staff to act as points of contact for the purpose of this Exhibit.

     2.2 ALLERGAN will designate an employee who shall have the necessary experience, qualifications, independence and authority and who will supervise overall quality assurance of the Manufacture of the Product (the "Senior Quality Manager"). This includes ensuring that the terms of this Exhibit and the Supply Agreement are communicated to the relevant ALLERGAN staff, or staff of ALLERGAN's Authorised Sub-Contractors (including API manufacturers), and ensuring operations are performed in strict accordance with cGMP, applicable Regulatory Approvals and any other applicable law.

     2.3 The ALLERGAN Senior Quality Manager will collect and review the data necessary to make recommendations on the disposition of Materials and Lots of Product from the Manufacturing Facility. The ALLERGAN Senior Quality Manager shall establish procedures for providing the Certificate of Analysis and Compliance and such other information as is necessary under cGMP, the Regulatory Approvals and applicable law for GSK to make the final decision on release of Product for sale in the Territory.

     2.4 GSK will designate an employee in the Territory who shall have the necessary experience, qualifications, independence and authority and who will supervise acceptance, testing and final release of the Product for sale in the Territory. This includes ensuring that the terms of this Exhibit and the Supply Agreement are communicated to the relevant GSK staff, or staff of GSK's Authorised Sub-Contractors (including any Third Party that will test the Product in the Territory), and ensuring such operations are performed in strict accordance with cGMP, applicable Regulatory Approvals and any other applicable law.

3.   REFERENCE MATERIALS

     3.1 Testing will be performed only with reference Materials that are traceable to pharmacopoeial or other internationally recognised standards. Use of secondary

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

          reference Materials must be in accordance with ALLERGAN's validated process for preparation, storage, maintenance and record keeping for such secondary reference standards.

     3.2 ALLERGAN will supply GSK with the approved and certified reference Materials which are required by GSK in order to carry out testing of the Products in the Territory.

4.   STORAGE AND SHIPPING

     4.1 Up to the delivery of Product to GSK's carrier, ALLERGAN will ensure Materials and Product are shipped and stored such that the environmental conditions are maintained, monitored and recorded as appropriate to meet the conditions specified on the label, cGMP and any other regulatory requirements.

     4.2 From and after the delivery of Product to GSK's carrier, GSK will ensure Product is shipped and stored such that the environmental conditions are maintained, monitored and recorded as appropriate to meet the conditions specified on the label, cGMP and any other regulatory requirements.

5.   NON-CONFORMANCES AND MAJOR PREVENTATIVE ACTIONS

     5.1  ***

     5.2 ALLERGAN will report to GSK in a timely manner any major improvement actions that are required to prevent discontinuation of Manufacture, importation or selling of the Product or that are required to ensure that recall or disposal of the Product is not required.

     5.3 GSK shall promptly report in writing to ALLERGAN regarding any Product that does not test to Specifications or that is rejected by GSK. GSK shall also provide a written report, not less often than ***.

     5.4 If GSK identifies (for example, from customer complaints, or Product non-conformances) that improvement actions are required to operational procedures or the Manufacturing Facilities, ALLERGAN must investigate the matter and correct any issues ALLERGAN identifies as necessary to meet the requirements of cGMP or address Product non-conformances.

6.   ***

7.   USE OF THIRD PARTY CONTRACTORS

     7.1 For the purposes of this Exhibit F, the term "Authorised Sub-Contractors" means third party contractors engaged by (i) ALLERGAN, via validated procedures, to perform any part of ALLERGAN's cGMP obligations under the License Agreement, Supply Agreement or this Exhibit (including, but not limited to, laboratory testing services) or (ii) GSK, via validated procedures, to perform any part of GSK's testing with respect to the Product in the Territory.

     7.2 ALLERGAN and GSK may only use Authorised Sub-contractors. To the extent required by applicable law, any change to or appointment of a new Authorised Sub-

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

          contractors may not occur until GSK has obtained approval from the Regulatory Authority for a change to the Regulatory Approval in the Territory.

     7.3 Any reference to responsibilities of a Party in this Exhibit is to be read as applying to any Authorised Sub-contractor for any activities that they perform on behalf of that Party. Each Party is responsible for putting in place and enforcing appropriate management systems and contractual agreements with the Authorised Sub-contractor to ensure these responsibilities are met.

     7.4 The contract with the Authorised Sub-contractor must specifically include ***.

8.   RETENTION SAMPLES

     ALLERGAN will take and retain representative samples of each Lot of Materials and Products sufficient to comply with cGMP.

9.   COMPLAINT MANAGEMENT

     9.1 GSK will manage all communications with in the Territory and pass Manufacturing related customer complaints to ALLERGAN for investigation and testing.

     9.2  ***

     9.3  ***

     9.4 Complaints that indicate an Adverse Drug Experience has occurred shall be communicated and resolved in accordance with the Pharmacovigilance Agreement.

10.  STABILITY PROGRAM

     10.1 ALLERGAN will conduct an ongoing stability program in accordance with a validated procedure including storage conditions and testing protocols for the Product necessary to meet the requirements of cGMP, Regulatory Approvals and applicable law. ICH storage conditions will be used, unless agreed otherwise by the parties.

     10.2 Where Change Control identifies a need for additional supporting stability data on validation batches, ALLERGAN will consult with GSK on any additional programme and testing protocols.

     10.3 Any non-conforming stability results or adverse trends must be reviewed by ALLERGAN in a timely manner and if confirmed, ***.

11.  ANNUAL PRODUCT QUALITY REVIEWS

     11.1 ALLERGAN will conduct an Annual Product Quality Review for each Product in the Territory on an annual basis ***. GSK and ALLERGAN shall agree on the format, content and schedule for Annual Product Quality Review reports. ALLERGAN will review the data and identify to GSK changes or improvements that ALLERGAN believes may be desirable as part of the Annual Product Quality Review report.

     11.2 GSK will review the data supplied and may make recommendations with respect to any changes/improvements that GSK believes are necessary or desirable. Any such changes

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

          or improvements adopted by ALLERGAN shall be implemented under appropriate Change Control procedures.

     11.3 Items to be covered by the Annual Product Quality Review typically include, but are not limited to, changes to facilities, equipment, process or specification, non-conformances, complaints, rejections, reworks, Product returns, recalls, trends in key control parameters, summaries and trends of stability data, and summaries of validation activities.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT G

             EXAMPLE OF PRICE ADJUSTMENT AND RECONCILIATION PROCESS

YEAR ONE   YEAR TWO   YEAR THREE   YEAR FOUR   YEAR FIVE
--------   --------   ----------   ---------   ---------
   ***        ***         ***         ***         ***

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

                                    EXHIBIT H

                       ETHICAL STANDARDS AND HUMAN RIGHTS

     (A) ALLERGAN does not employ engage or otherwise use any child labour in circumstances such that the tasks performed by any such child labour could reasonably be foreseen to cause either physical or emotional impairment to the development of such child;

     (B) ALLERGAN does not use forced labour in any form (prison, indentured, bonded or otherwise) and staff are not required to lodge papers or deposits on starting work;

     (C) ALLERGAN provides a safe and healthy workplace, presenting no immediate risks to its staff. Any housing provided by ALLERGAN to its workers is safe for habitation. ALLERGAN provides access to clean water, food, and emergency healthcare to its workers in the event of accidents or incidents at ALLERGAN's workplace;

     (D) ALLERGAN does not discriminate against any worker on any ground (including race, religion, disability or gender). ALLERGAN does not engage in or support the use of corporal punishment, mental, physical, sexual or verbal abuse and does not use cruel or abusive disciplinary practices in the workplace;

     (E) ALLERGAN pays each employee at least the minimum wage, or a fair representation of the prevailing industry wage, (whichever is the higher) and provides each employee with all legally mandated benefits;

     (F) ALLERGAN complies with the laws on working hours and employment rights in the countries in which it operates;

     (G) ALLERGAN does not engage in any activities which may cause health and safety harm to those living in the vicinity to its operations; and

     (H) ALLERGAN is responsible for controlling its own supply chain and agrees that it shall encourage compliance with ethical standards and human rights by any subsequent supplier of goods or services used in the Manufacture of the Product.

*** Certain confidential information contained in this document, marked with 3 asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.